SLM Student Loan Trust 2004-1 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristic		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$1,859,076,916.46	$(25,512,787.54)	$1,833,564,128.92
	ii	Interest to be Capitalized	4,291,056.75		3,955,697.12

	iii	Total Pool	$1,863,367,973.21		$1,837,519,826.04
	iv	Specified Reserve Account Balance	4,658,419.93		4,593,799.57

	v	Total Adjusted Pool	$1,868,026,393.14		$1,842,113,625.61

B	i	Weighted Average Coupon (WAC)	4.416%		4.408%
	ii	Weighted Average Remaining Term	273.66		272.57
	iii	Number of Loans	99,564		98,331
	iv	Number of Borrowers	58,271		57,503
	v	Aggregate Outstanding Principal Balance - T-Bill	$87,622,162.96		$84,426,584.54
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,775,745,810.25		$1,753,093,241.50

						% of		% of
	Notes			Spread/Coupon	Balance 1/25/05	O/S Securities*	Balance 4/25/05	O/S Securities*

C	i	A-1 Notes	78442GKQ8	0.040%	$417,752,393.14	22.363%	$391,839,625.61	21.271%
	ii	A-2 Notes	78442GKR6	0.140%	329,000,000.00	17.612%	329,000,000.00	17.860%
	iii	A-3 Notes	78442GKS4	0.210%	478,000,000.00	25.589%	478,000,000.00	25.948%
	iv	A-4 Notes	78442GKT2	0.260%	246,000,000.00	13.169%	246,000,000.00	13.354%
	v	A-5 Notes	78442GKU9	0.320%	168,000,000.00	8.993%	168,000,000.00	9.120%
	vi	A-6 Notes	78442GKW5	3.460%	168,515,000.00	9.021%	168,515,000.00	9.148%
	vii	B Notes	78442GKV7	0.500%	60,759,000.00	3.253%	60,759,000.00	3.298%

	viii	Total Notes			$1,868,026,393.14	100.000%	$1,842,113,625.61	100.000%

* Percentages may not total 100% due to rounding

	Reserve Account		1/25/2005	4/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25	0.25
	ii	Reserve Acct Initial Deposit ($)	$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)	$4,658,419.93	$4,593,799.57
	iv	Reserve Account Floor Balance ($)	$3,007,834.00	$3,007,834.00
	v	Current Reserve Acct Balance ($)	$4,658,419.93	$4,593,799.57

E	Other Accounts		1/25/2005	4/25/2005

	i	Remarketing Fee Account	$0.00	$0.00
	ii	Capitalized Interest Account	$28,000,000.00	$0.00
	iii	Principal Accumulation Account (A-6)	$0.00	$0.00
	iv	Supplemental Interest Account (A-6)	$0.00	$0.00
	v	Investment Premium Purchase Account	$0.00	$0.00
	vi	Investment Reserve Account	$0.00	$0.00

F	Asset/Liabilit		1/25/2005	4/25/2005

	i	Total Adjusted Pool	$1,868,026,393.14	$1,842,113,625.61
	ii	Total $ equivalent Notes	$1,868,026,393.14	$1,842,113,625.61
	iii	Difference	$0.00	$0.00
	iv	Parity Ratio	1.00000	1.00000

II. 2004-1 Transactions from: 1/1/2005 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$27,155,154.20
	ii	Principal Collections from Guarantor	5,455,967.64
	iii	Principal Reimbursements	(430.12)
	iv	Other System Adjustments	0.00

	v	Total Principal Collection	$32,610,691.72

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$33,530.37
	ii	Capitalized Interest	(7,131,434.55)

	iii	Total Non-Cash Principal Activity	$(7,097,904.18)

C	Total Student Loan Principal Activity		$25,512,787.54

D	Student Loan Interest Activity
	i	Regular Interest Collections	$12,126,744.88
	ii	Interest Claims Received from Guarantors	252,263.70
	iii	Collection Fees/Returned Items	12,059.37
	iv	Late Fee Reimbursement	147,496.42
	v	Interest Reimbursements	8,791.13
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	4,090,187.45
	viii	Subsidy Payments	1,240,091.09

	ix	Total Interest Collections	$17,877,634.04

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$173.12
	ii	Capitalized Interest	7,131,434.55

	iii	Total Non-Cash Interest Adjustment	$7,131,607.67

F	Total Student Loan Interest Activity		$25,009,241.71

G	Non-Reimbursable Losses During Collection Period		$1,193.74

H	Cumulative Non-Reimbursable Losses to Date		$42,938.15

III. 2004-1 Collection Account Activity 1/1/2005 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$20,242,455.69
	ii	Consolidation Principal Payments	12,368,666.15
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(430.12)
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collection	$32,610,691.72

B	Interest Collection
	i	Interest Payments Received	$17,623,322.37
	ii	Consolidation Interest Payments	85,964.75
	iii	Reimbursements by Seller	0.55
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	8,790.58
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Returned Items	12,059.37
	viii	Late Fees	147,496.42

	ix	Total Interest Collections	$17,877,634.04

C	Other Reimbursement		$250,120.32

D	Reserves In Excess of the Requirement		$64,620.36

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$1,457,654.75

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$385,443.97

M	Funds Released from Capitalized Interest Account		$28,000,000.00

	TOTAL AVAILABLE FUNDS LESS FUNDS PREVIOUSLY REMITTED:		$80,646,165.16
		Servicing Fees	$(1,545,336.85)
		Consolidation Loan Rebate Fees	$(4,829,266.99)

N	NET AVAILABLE FUNDS		$74,271,561.32

O	Servicing Fees Due for Current Period		$767,150.35

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$792,150.35

IV. 2004-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/04	03/31/05	12/31/04	03/31/05	12/31/04	03/31/05	12/31/04	03/31/05	12/31/04	03/31/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.319%	4.328%	70,236	68,884	70.544%	70.053%	$1,213,490,158.06	$1,173,570,655.55	65.274%	64.005%
31-60 Days Delinquent	4.955%	5.190%	2,906	2,314	2.919%	2.353%	49,323,029.22	39,164,434.15	2.653%	2.136%
61-90 Days Delinquent	5.140%	4.950%	1,924	1,375	1.932%	1.398%	33,717,715.96	23,870,738.29	1.814%	1.302%
91-120 Days Delinquent	5.326%	4.963%	687	639	0.690%	0.650%	9,863,014.11	10,318,479.28	0.531%	0.563%
> 120 Days Delinquent	5.670%	5.500%	1,270	1,270	1.276%	1.292%	20,042,223.24	21,548,999.55	1.078%	1.175%

Deferment
Current	4.086%	4.075%	11,135	11,488	11.184%	11.683%	263,408,973.32	264,425,320.02	14.169%	14.421%

Forbearance
Current	4.853%	4.762%	11,195	12,209	11.244%	12.416%	265,878,545.27	298,525,989.59	14.302%	16.281%

TOTAL REPAYMENT	4.414%	4.406%	99,353	98,179	99.788%	99.845%	$1,855,723,659.18	$1,831,424,616.43	99.820%	99.883%
Claims in Process (1)	5.408%	5.638%	211	152	0.212%	0.155%	$3,353,257.28	$2,139,512.49	0.180%	0.117%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.416%	4.408%	99,564	98,331	100.000%	100.000%	$1,859,076,916.46	$1,833,564,128.92	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$18,641,996.10
B	Interest Subsidy Payments Accrued During Collection Period		1,150,357.66
C	SAP Payments Accrued During Collection Period		6,375,757.60
D	Investment Earnings Accrued for Collection Period (ALL TRUST ACCOUNTS)		385,443.97
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(4,829,266.99)

G	Net Expected Interest Collection		$21,724,288.34

H	Interest Rate Cap Payments Due to the Trus
			Cap

	i	Cap Notional Amount	$0.00

	ii	Libor	0.00000%
	iii	Cap %	0.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I		Interest Rate Swap on Fixed Rate Reset Note

		Swap Payments
			A-6 Swap Calc

		Notional Swap Amount	$168,515,000.00

		SLM Student Loan Trust Pays
		3 Month Libor	2.70000%
		Spread	0.09500%

		Pay Rate	2.79500%
		Gross Swap Payment Due Counterparty	$1,177,498.56
		Days in Period 1/25/2005 4/25/2005	90

		Counterparty Pays
		Fixed Rate Equal To Respective Reset Note Rate	3.46000%
		Gross Swap Receipt Due Trus	$1,457,654.75
		Days in Period 1/25/2005 4/25/2005	90

VI. 2004-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.006850000	(1/25/04 — 4/25/05)	2.74000%	LIBOR

B	Class A-2 Interest Rate	0.007100000	(1/25/04 — 4/25/05)	2.84000%	LIBOR

C	Class A-3 Interest Rate	0.007275000	(1/25/04 — 4/25/05)	2.91000%	LIBOR

D	Class A-4 Interest Rate	0.007400000	(1/25/04 — 4/25/05)	2.96000%	LIBOR

E	Class A-5 Interest Rate	0.007550000	(1/25/04 — 4/25/05)	3.02000%	LIBOR

F	Class A-6 Interest Rate	0.008650000	(1/25/04 — 4/25/05)	3.46000%	FIXED

G	Class B Interest Rate	0.008000000	(1/25/04 — 4/25/05)	3.20000%	LIBOR

VII. 2004-1 Inputs From Prior Period 12/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,859,076,916.46
	ii	Interest To Be Capitalized	4,291,056.75

	iii	Total Pool	$1,863,367,973.21
	iv	Specified Reserve Account Balance	4,658,419.93

	v	Total Adjusted Pool	$1,868,026,393.14

B	Total Note and Certificate Factor		0.922357367
C	Total Note Balance		$1,868,026,393.14

D	Note Balance 1/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.726525901	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$417,752,393.14	$329,000,000.00	$478,000,000.00	$246,000,000.00	$168,000,000.00	$168,515,000.00	$60,759,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,658,419.93
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-1 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-1 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance		$4,658,419.93
	ii	Deposits to correct Shortfall		$0.00

	iii	Total Reserve Account Balance Available		$4,658,419.93
	iv	Required Reserve Account Balance		$4,593,799.57
	v	Shortfall Carried to Next Period		$0.00
	vi	Excess Reserve — Release to Collection Account		$64,620.36

	vii	Ending Reserve Account Balance		$4,593,799.57

B	Capitalized Interest Account Required Amount
	i	Beginning of Period Balance		$28,000,000.00
	ii	Capitalized Interest Release to the Collection Account		$(28,000,000.00)

	iii	Ending Capitalized Interest Account Balance		$0.00

C	Accumulation Account Deposits and Balance
	i	Class A-6 Accumulation Account Beginning Balance		$0.00
	ii	Deposits for payment on the next reset date		$0.00

	iii	Ending A-6 Accumulation Account Balance		$0.00

D	Supplemental Interest Account Deposit
	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a

	iii	Difference		n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance		$0.00
	v	Funds Released into Collection Account		$0.00
	vi	Number of Days Through Next Reset Date		1372
	vii	Class A-6 Supplemental Interest Account Deposit Amount		$0.00

E	Remarketing Fee Account Reconciliation:			A-6

	i	Next Reset Date		1/26/2009
	ii	Reset Period Target Amount		$0.00
	iii	Remarketing Account Required Balance		$0.00
	iv	Remarketing Fee Account Balance (net of investment earnings)		$0.00
	v	Quarterly Funding Amount		$0.00
	vi	Reset Period Target Amount Excess		$0.00

	vii	End of Period Account Balance (net of investment earning)		$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$0.00
	ii	Required Quarterly Deposit		$0.00
	iii	Eligible Investment Purchase Premium Paid		$0.00
	iv	Funds Released into Collection Account		$0.00

	v	End of Period Account Balance		$0.00

G	Investment Reserve Account
	i	Balance		$0.00
	ii	Requirement		$0.00
	iii	Funds Released into Collection Account		$0.00
	iv	Have there been any downgrades to any eligible investments?		N

X. 2004-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$74,271,561.32	$74,271,561.32

B	Primary Servicing Fees-Current Month		$767,150.35	$73,504,410.97

C	Administration Fee		$25,000.00	$73,479,410.97

D	Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$73,479,410.97

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$2,861,603.89	$70,617,807.08
	ii	Class A-2	$2,335,900.00	$68,281,907.08
	iii	Class A-3	$3,477,450.00	$64,804,457.08
	iv	Class A-4	$1,820,400.00	$62,984,057.08
	v	Class A-5	$1,268,400.00	$61,715,657.08
	vi	Class A-6	$1,457,654.75	$60,258,002.33
	vii	Aggregate Interest Rate Swap Payments	$1,177,498.56	$59,080,503.77
	viii	Swap Termination Payments	$0.00	$59,080,503.77

		Total	$14,398,907.20

F	Class B Noteholders’ Interest Distribution Amount		$486,072.00	$58,594,431.77

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*
	i	Class A-1	$25,912,767.53	$32,681,664.24
	ii	Class A-2	$0.00	$32,681,664.24
	iii	Class A-3	$0.00	$32,681,664.24
	iv	Class A-4	$0.00	$32,681,664.24
	v	Class A-5	$0.00	$32,681,664.24
	vi	Class A-6	$0.00	$32,681,664.24

		Total	$25,912,767.53

H	Increase to Supplemental Interest Account		$0.00	$32,681,664.24

I	Investment Reserve Account Required Amount		$0.00	$32,681,664.24

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$32,681,664.24

K	Increase to the Specified Reserve Account		$0.00	$32,681,664.24

L	Investment Premium Purchase Account Deposit		$0.00	$32,681,664.24

M	Carryover Servicing Fees		$0.00	$32,681,664.24

N	Remaining Swap Termination Fees		$0.00	$32,681,664.24

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$32,681,664.24

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$32,681,664.24

	Excess Distribution Certificate Holde		$32,681,664.24	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2004-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$2,861,603.89	$2,335,900.00	$3,477,450.00	$1,820,400.00	$1,268,400.00	$1,457,654.75	$486,072.00
	ii	Quarterly Interest Paid	2,861,603.89	2,335,900.00	3,477,450.00	1,820,400.00	1,268,400.00	1,457,654.75	486,072.00

	iii	Interest Shortfal	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due	$25,912,767.53	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid	25,912,767.53	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfa	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amoun	$28,774,371.42	$2,335,900.00	$3,477,450.00	$1,820,400.00	$1,268,400.00	$1,457,654.75	$486,072.00

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/2005	$1,868,026,393.14
	ii	Adjusted Pool Balance 3/31/2005	1,842,113,625.61

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$25,912,767.53

	iv	Adjusted Pool Balance 12/31/2004	$1,868,026,393.14
	v	Adjusted Pool Balance 3/31/2005	1,842,113,625.61

	vi	Current Principal Due (iv-v)	$25,912,767.53
	vii	Principal Shortfall from Previous Collection Period	(0.00)

	viii	Principal Distribution Amount (vi + vii	$25,912,767.53

	ix	Principal Distribution Amount Paid	$25,912,767.53

	x	Principal Shortfall (viii - ix)	$0.00

C		Total Principal Distribution	$25,912,767.53
D		Total Interest Distribution	13,707,480.64

E		Total Cash Distribution	$39,620,248.17

F	Note Balances			1/25/2005	Payment Factor	4/25/2005
	i	A-1 Note Balance	78442GKQ8	$417,752,393.14		$391,839,625.61
		A-1 Note Pool Factor		0.7265259011	(0.0450656827)	0.6814602185

	ii	A-2 Note Balance	78442GKR6	$329,000,000.00		$329,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GKS4	$478,000,000.00		$478,000,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GKT2	$246,000,000.00		$246,000,000.00
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	v	A-5 Note Balance	78442GKU9	$168,000,000.00		$168,000,000.00
		A-5 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vi	A-6 Note Balance	78442GKW5	$168,515,000.00		$168,515,000.00
		A-6 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vii	A-B Note Balance	78442GKV7	$60,759,000.00		$60,759,000.00
		A-B Note Pool Factor		1.000000000	0.0000000000	1.000000000

XII. 2004-1 Historical Pool Information

			1/1/05-3/31/05	10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	01/06/03 - 03/31/04

Beginning Student Loan Portfolio Balance			$1,859,076,916.46	$1,884,444,306.95	$1,919,802,246.79	$1,940,446,904.54	$2,002,615,285.46

	Student Loan Principal Activit
	i	Regular Principal Collections	$27,155,154.20	$25,723,031.24	$39,159,256.07	$19,854,944.85	$23,704,186.73
	ii	Principal Collections from Guarantor	5,455,967.64	3,875,409.21	2,445,089.81	1,472,401.87	679,453.41
	iii	Principal Reimbursements	(430.12)	3,280,504.90	302,288.72	5,399,448.64	43,990,340.85
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$32,610,691.72	$32,878,945.35	$41,906,634.60	$26,726,795.36	$68,373,980.99
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$33,530.37	$28,104.31	$13,752.16	$(6,953.36)	$(5,177.07)
	ii	Capitalized Interest	(7,131,434.55)	(7,539,659.17)	(6,562,446.92)	(6,075,184.25)	(6,200,423.00)

	iii	Total Non-Cash Principal Activity	$(7,097,904.18)	$(7,511,554.86)	$(6,548,694.76)	$(6,082,137.61)	$(6,205,600.07)

(-)	Total Student Loan Principal Activit		$25,512,787.54	$25,367,390.49	$35,357,939.84	$20,644,657.75	$62,168,380.92

	Student Loan Interest Activit
	i	Regular Interest Collections	$12,126,744.88	$11,966,145.47	$12,527,607.48	$12,826,780.86	$13,835,671.33
	ii	Interest Claims Received from Guarantors	252,263.70	189,962.68	84,723.20	20,518.72	8,995.87
	iii	Collection Fees/Returned Items	12,059.37	9,568.11	9,931.45	5,299.75	915.92
	iv	Late Fee Reimbursements	147,496.42	131,805.95	144,742.08	125,640.84	131,088.23
	v	Interest Reimbursement	8,791.13	22,367.40	3,344.90	39,739.01	172,565.87
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	4,090,187.45	2,346,827.28	1,243,663.55	965,979.39	0.00
	viii	Subsidy Payments	1,240,091.09	1,292,894.43	1,246,878.18	1,193,065.81	0.00

	ix	Total Interest Collections	$17,877,634.04	$15,959,571.32	$15,260,890.84	$15,177,024.38	$14,149,237.22

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$173.12	$53.78	$(31.15)	$(277.12)	$(748.58)
	ii	Capitalized Interest	7,131,434.55	7,539,659.17	6,562,446.92	6,075,184.25	6,200,423.00

	iii	Total Non-Cash Interest Adjustments	$7,131,607.67	$7,539,712.95	$6,562,415.77	$6,074,907.13	$6,199,674.42

	Total Student Loan Interest Activit		$25,009,241.71	$23,499,284.27	$21,823,306.61	$21,251,931.51	$20,348,911.64

(=)	Ending Student Loan Portfolio Balanc		$1,833,564,128.92	$1,859,076,916.46	$1,884,444,306.95	$1,919,802,246.79	$1,940,446,904.54
(+)	Interest to be Capitalize		$3,955,697.12	$4,291,056.75	$5,061,219.15	$4,430,298.80	$3,561,574.68

(=)	TOTAL POOL		$1,837,519,826.04	$1,863,367,973.21	$1,889,505,526.10	$1,924,232,545.59	$1,944,008,479.22

(+)	Reserve Account Balanc		$4,593,799.57	$4,658,419.93	$4,723,763.82	$4,810,581.36	$4,860,021.20

(=)	Total Adjusted Poo		$1,842,113,625.61	$1,868,026,393.14	$1,894,229,289.92	$1,929,043,126.95	$1,948,868,500.42

XIII. 2004-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$1,944,008,479	10.94%
Jul-04	$1,924,232,546	7.03%
Oct-04	$1,889,505,526	6.60%
Jan-05	$1,863,367,973	5.90%
Apr-05	$1,837,519,826	5.40%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.